Exhibit 99.1

Contact:	Robert Barnhill	Harriet Fried
	TESSCO Technologies Incorporated	LHA
	Chairman & CEO	(212) 838-3777
	(410) 229-1353	hfried@lhai.com

TESSCO to Present at Sidoti & Company Annual New York Micro-Cap Conference on
January 7, 2013

Upgraded to NASDAQ Global Select Market

Provides Third Quarter Revenue Estimates and Re-affirms Annual Guidance

HUNT VALLEY, MD., JANUARY 2, 2013 -- TESSCO Technologies Incorporated (NASDAQ:TESS), a leading provider of the product and value chain solutions required to build, use and maintain wireless broadband systems, today announced that it will present at the Sidoti & Company Annual New York Micro-Cap Conference on January 7, 2013, and that it is being upgraded to the NASDAQ Global Select Market. The Company also provided an update on its business outlook for its fiscal 2013 third quarter and the fiscal year.

Presentation at Sidoti & Company Conference

The company will present at the Sidoti & Company Annual New York Micro-Cap Conference on Monday, January 7, 2013.  The conference will be held at the Grand Hyatt Hotel in New York City.  TESSCO will present at 11:20 AM ET in Estate 5 (Julliard Room).  The company will also meet one-on-one with institutional investors during the day.

To obtain additional information about TESSCO’s participation in the conference, please contact TESSCO’s investor relations representative, LHA.

NASDAQ Market Listing Upgrade

Effective January 3, 2013, TESSCO has been upgraded to the NASDAQ Global Select Market, the highest of the three segments of the NASDAQ Global Market.  The NASDAQ Global Select Market reflects NASDAQ's highest financial listing standards, with measures including market value, liquidity and earnings.

Business Outlook

TESSCO expects to report revenue in the range of $200 million to $210 million for the third fiscal quarter, which ended December 30, 2012.  This third quarter revenue as compared to our prior year third quarter will reflect a 15-20% increase in our core markets and represents a 10% decrease in total revenue as a result of the ongoing transition out of our third party logistics business with a Tier 1 carrier.  As previously announced, we expect to be completely transitioned out of the 3PL relationship with this Tier 1 carrier customer by the end of our fiscal year.

Based on our results in the first half of fiscal 2013, our expected results for our third quarter and our view of the current business opportunities for our fourth fiscal quarter, we continue to expect that diluted earnings per share for fiscal 2013 will range from $1.90 to $2.15.  We expect to provide a narrower range of annual diluted earnings per share guidance when we release our financial results on January 17, 2013.

About TESSCO

TESSCO Technologies (NASDAQ:TESS), is Your Total Source® for making wireless work. The convergence of wireless and the Internet is revolutionizing the way we live, work and play. New systems and applications are creating opportunities and challenges at an unprecedented rate. TESSCO is there, thinking in new ways for exceptional outcomes. TESSCO architects and delivers, with innovation, productivity and speed, the product and value chain solutions to organizations responsible for building, using and maintaining wireless broadband systems.

Forward-Looking Statements

This press release contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

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